Sierra Monitor Corporation Announces Financial Results
for the Third Quarter Ended September 30, 2010

Sales Increased 13% with Income up 79% Year-over-Year

Milpitas, California – October 28, 2010 – Sierra Monitor Corporation (OTC: SRMC.OB), a Cleantech focused company that delivers information technology for environment measurement and control by developing specialized embedded software that is deployed on proprietary hardware platforms, today announced financial results for the third quarter ended September 30, 2010.

Financial Highlights
•	Third quarter sales of approximately $3.8 million, an increase of 13% over the third quarter of 2009
•	FieldServer Technologies’ ProtoCessor product sales increased 46% in the third quarter 2010 compared to third quarter 2009
•	Third quarter net income increased 79% to $234,746 or $0.02 per share (basic and diluted), compared to net income of $131,477 or $0.01 per share (basic and diluted) in the same prior year period
•	Sales of approximately $10.2 million for the nine months ended September 30, 2010, an increase of 7% over the approximately $9.5 million reported in the same prior year period
•	Year-to-date net income of $312,452 or $0.03 per share (basic and diluted), compared to net income of $88,466 or $0.01 per share (basic and diluted) in the first nine months of the previous year
•	Ended the third quarter of 2010 with a strong balance sheet including approximately $2.2 million of cash on hand and no bank debt

Business Highlights
•	Signed agreement with a major water heater and boiler systems manufacturer to develop protocol drivers allowing FieldServer data connections between their products and building automation systems
•	Joined Cisco Systems Developer Network to allow customers to purchase FieldServer products through the Cisco reseller channel
•	Received new order for FieldServer Gateways to link toxic gas monitoring safety systems in semiconductor clean room operations
•	Shipped specialized flame detectors to Singapore for use in wet bench semiconductor tools
•	Expedited delivery of hydrogen sulfide gas detection systems for recently flooded areas in Western China
•	Shipped FieldServer Gateways for use in the smoke and flame detection system on advanced-technology U.S. Navy ships
•	Entered window and shade controls market with contracts to develop FieldServer interfaces to electronic shade controls for commercial buildings

Third Quarter and First Nine Months of 2010 Financial Results

Net sales for the quarter ended September 30, 2010 were $3,752,014, an increase of 13% from $3,323,758 reported for the same period of 2009.  For the nine months ended September 30, 2010, sales increased 7% to $10,172,826, compared to $9,530,536 for the same period of 2009.

Sierra Monitor posted GAAP net income of $234,746, or $0.02 per share (basic and diluted), for the quarter ended September 30, 2010, compared to GAAP net income of $131,477, or $0.01 per share (basic and diluted), for the same period of 2009.  Sierra Monitor posted GAAP net income of $312,452, or $0.03 per share (basic and diluted), for the nine months ended September 30, 2010, compared to GAAP net income of $88,466, or $0.01 per share (basic and diluted), for the same period of 2009.

Sierra Monitor posted non-GAAP net income of $327,488 or $0.03 per share (basic and diluted), for the quarter ended September 30, 2010 compared to non-GAAP net income of $260,097 or $0.02 per share (basic and diluted), for the same period of 2009.  Sierra Monitor posted non-GAAP net income of $604,501, or $0.05 per share (basic and diluted), for the nine months ended September 30, 2010, compared to non-GAAP net income of $398,518, or $0.03 per share (basic and diluted), for the same period of  2009.

“In the third quarter of 2010 we increased sales by 13% and net income by 79%, year over year.  In the same period we had strong bookings, maintained our gross margins and generated significant sales increases in our FieldServer Technologies product lines,“ said Gordon R. Arnold, chairman and chief executive officer.  “Our decision to maintain the company staffing and infrastructure, continue investment in products development and strengthen our sales staff has positioned Sierra Monitor to capitalize on project opportunities and expand our OEM customer base.  I am delighted with the results and look forward to working with our team to produce further positive financial results.”

Cash Position
Sierra Monitor had $2,168,533 in cash at September 30, 2010 with no bank borrowings.  Net trade receivables at September 30, 2010 were $2,209,120.  At September 30, 2010, the Company’s Days Sales Outstanding was 53 days.

About Sierra Monitor Corporation

Sierra Monitor delivers information technology for environment measurement and control by developing specialized embedded software that is deployed on proprietary hardware platforms.  Embedded software enables data transfer between subsystems using protocol and physical medium translation.  Proprietary hardware platforms allow the Company to increase its value proposition while protecting intellectual property.

The Company’s vision is to capitalize on the expanding worldwide demand for Cleantech knowledge-based products and services that improve operational performance, productivity, efficiency and safety in building automation, industrial and military applications, while reducing demands on resources and energy consumption.

Sierra Monitor’s hardware platforms include original equipment modules for installation in customer devices and controllers, gateway boxes generally used by integrators for M2M protocol translation, and multi-component safety systems generally focused on gas and fire detection.

By providing an intelligent interface, the Company’s products enable various machines, devices, systems and people to reliably communicate useful information for the measurement and control of various environments including buildings, plants, and factories.  By delivering the data on various communications levels, including Ethernet, internet, LONworks, Profibus and others, the Company’s products make it possible for data to be accessed at more appropriate levels, such as network operations centers, control rooms or remote locations.

Safe Harbor Statement
This release includes forward-looking statements that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those contemplated by the forward-looking statements. These forward-looking statements include, without limitation, statements made by our Chairman and CEO relating to capitalizing on opportunities, expanding the OEM customer base, and the prospects for future positive financial results. There are a number of important factors that could cause the results of Sierra Monitor to differ materially from those indicated by such forward-looking statements, including, among others, the continuing impact of perceived or actual weakening of economic conditions on customers' and prospective customers' spending on Sierra Monitor products and services; quarterly fluctuations in Sierra Monitor’s revenues or other operating results; periodic fluctuations in product mix resulting in significant variation of profit margins, risks related to the introduction of new products and market acceptance of such products; customization and deployment delays or errors associated with Sierra Monitor’s products; impact of long sales and implementation cycles for certain products; and competitors' release of competitive products and other actions. Further information on potential factors that could affect the financial results of Sierra Monitor are included in risks described in Sierra Monitor’s filings with the Securities and Exchange Commission, including, without limitation, Sierra Monitor’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. These filings are available on the web site maintained by the Securities and Exchange Commission at http://www.sec.gov. Sierra Monitor does not undertake any obligation to update forward-looking statements contained in this release.

Sierra Monitor Investor Relations Contact:
Steve Polcyn
408-262-6611 ext. 1341
spolcyn@sierramonitor.com

Table A

SIERRA MONITOR CORPORATION
Statements of Operations
(unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2010	2009	2010	2009

Net sales	$3,752,014	$3,323,758	$10,172,826	$9,530,536
Cost of goods sold	1,526,581	1,289,377	4,183,066	3,895,118
Gross profit	2,225,433	2,034,381	5,989,760	5,635,418
Operating expenses
Research and development	496,273	516,794	1,483,203	1,500,472
Selling and marketing	847,190	825,279	2,521,680	2,526,805
General and administrative	491,853	473,180	1,467,197	1,460,697
	1,835,316	1,815,253	5,472,080	5,487,974
Income from operations	390,117	219,128	517,680	147,444

Interest income	1,126	-	3,074	-
Income before income taxes	391,243	219,128	520,754	147,444

Income tax provision	156,497	87,651	208,302	58,978
Net income	$234,746	$131,477	$312,452	$88,466

Net income available to common shareholders per common share
Basic	$0.02	$0.01	$0.03	$0.01
Diluted	$0.02	$0.01	$0.03	$0.01
Weighted-average number of common shares used in per share computations:
Basic	11,446,076	11,438,212	11,441,707	11,432,656
Diluted	11,575,782	11,764,928	11,666,895	11,767,161

Table B

SIERRA MONITOR CORPORATION
Balance Sheet

Assets	September 30,	December 31,
	2010	2009
	(unaudited)
Current assets:
Cash and cash equivalents	$2,168,533	$2,203,018
Trade receivables, less allowance for doubtful accounts of approximately $74,000 in 2010 and $70,000 in 2009, respectively	2,209,120	1,354,775
Inventories, net	2,081,497	1,892,313
Prepaid expenses	119,514	240,204
Income tax deposit	104,327	-
Deferred income taxes - current	259,855	259,855
Total current assets	6,942,846	5,950,165

Property and equipment, net	293,062	238,377
Other assets	138,552	167,615
Total assets	$7,374,460	$6,356,157

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$894,933	$523,763
Accrued compensation expenses	451,534	372,035
Other current liabilities	85,994	73,351
Income taxes payable	202,095	34,251
Total current liabilities	1,634,556	1,003,400

Deferred tax liability	14,575	14,575
Total liabilities	1,649,131	1,017,975

Commitments and contingencies
Shareholders’ equity:
Common stock, $0.001 par value; 20,000,000 shares authorized; 11,446,076 and 11,438,212 shares issued and outstanding, respectively	11,446	11,438
Additional paid-in capital	3,669,889	3,595,202
Retained earnings	2,043,994	1,731,542
Total shareholders’ equity	5,725,329	5,338,182
Total liabilities and shareholders’ equity	$7,374,460	$6,356,157

NON-GAAP FINANCIAL MEASURES

The accompanying news release dated October 28, 2010 contains non-GAAP financial measures. Table C reconciles the non-GAAP financial measures in that news release to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include non-GAAP operating expenses, non-GAAP profit (loss) from operations and related non-GAAP profit (loss) as a percentage of revenue, non-GAAP net profit (loss) and basic and diluted non-GAAP net profit (loss) per share.

Sierra Monitor continues to provide all information required in accordance with GAAP and does not suggest or believe non-GAAP financial measures should be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated.  Sierra Monitor believes that these non-GAAP financial measures provide meaningful supplemental information regarding its operating results primarily because they exclude amounts the Company does not consider part of ongoing operating results when assessing the overall Company performance.

We believe that our non-GAAP financial measures facilitate the comparison of results for current periods with results for past periods. We exclude the following items from non-GAAP financial measures:

Depreciation and Amortization of Tangible and Intangible Assets

In accordance with GAAP, depreciation and amortization of tangible and intangible assets includes depreciation of purchased capital assets and amortization of intangible assets including third party approval fees. We exclude these amounts from our internal measures for budget and planning purposes.

Provision for Bad Debt Expense

We maintain an allowance for doubtful accounts which is analyzed on a periodic basis to ensure that it is adequate to the best of management’s knowledge.  We exclude these amounts from our internal measures for budget and planning purposes.

Provision for Inventory Losses

We evaluate our inventories for excess or obsolescence on a quarterly basis.  Inventories identified as slow moving or obsolete are determined based on historical experience and current product demand.  The quarterly analysis is used to adjust the provision for inventory losses.  We exclude the provision for inventory losses from our internal measures for budget and planning purposes.

Deferred Income Taxes

The effect of changes in deferred tax balances is non-cash and is not comparable across periods or with other companies.  We exclude these amounts from our internal measures for budget and planning purposes.

Share-based Compensation Expense

Our non-GAAP financial measures exclude share-based compensation expenses, which consist of expenses for stock options. While share-based compensation is an expense affecting our results of operations, management excludes share-based compensation from our budget and planning process. For these reasons we exclude share-based compensation expenses from our non-GAAP financial measures.  We compute weighted average dilutive shares using the methods required by GAAP for both GAAP and non-GAAP diluted net income (loss) per share.

Sierra Monitor refers to these non-GAAP financial measures in evaluating and measuring the performance of our ongoing operations and for planning and forecasting in future periods. These non-GAAP financial measures also facilitate our internal comparisons to historical operating results.  We are reporting non-GAAP financial measures because we believe that the inclusion of comparative numbers provides consistency in our financial reporting. We compute non-GAAP financial measures using the same consistent method from quarter to quarter and year to year.

Sierra Monitor believes that non-GAAP measures have significant limitations in that they do not reflect all of the amounts associated with Sierra Monitor's financial results as determined in accordance with GAAP and that these measures should only be used to evaluate Sierra Monitor's financial results in conjunction with the corresponding GAAP measures, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Because of these limitations, Sierra Monitor qualifies the use of non-GAAP financial information in a statement when non-GAAP information is presented. In addition, the exclusion of the charges and expenses indicated above from the non-GAAP financial measures presented does not indicate an expectation by Sierra Monitor management that similar charges and expenses will not be incurred in subsequent periods.

Table C
Sierra Monitor Corporation
Reconciliation of GAAP to Non-GAAP Net Income
(Unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2010	2009	2010	2009

GAAP Net Income	$234,746	$131,477	$312,452	$88,466
Depreciation and amortization	53,193	69,039	179,354	216,403
Provision for bad debt expense	3,000	9,731	18,000	23,081
Provision for inventory losses	15,000	-	20,000	(8,000)
Deferred income taxes	-	24,372	-	1,979
Stock based compensation expense	21,549	25,478	74,695	76,589
Total adjustments to GAAP net income	92,742	128,620	292,049	310,052
Non-GAAP Net income	$327,488	$260,097	$604,501	$398,518
Non-GAAP Net income per share:
Basic	$0.03	$0.02	$0.05	$0.03
Diluted	$0.03	$0.02	$0.05	$0.03
Weighted-average number of shares used in per share computations:
Basic	11,446,076	11,438,212	11,441,707	11,432,656
Diluted	11,575,782	11,764,928	11,666,895	11,767,161